Exhibit 99.1
DOUBLE-TAKE SOFTWARE, INC. STOCKHOLDERS APPROVE MERGER AGREEMENT WITH
WHOLLY-OWNED SUBSIDIARY OF VISION SOLUTIONS
Closing of Merger Anticipated on July 23, 2010
Southborough, Massachusetts (July 22, 2010) — Double-Take Software, Inc. (NASDAQ: DBTK), a leading provider of recovery solutions, today announced that on July 22, 2010, its stockholders approved the proposal to adopt the previously announced merger agreement with Vision Solutions, Inc., a portfolio company of Thoma Bravo, LLC, and HA Merger Sub, Inc., a wholly-owned subsidiary of Vision Solutions.
The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock was required to approve the proposal to adopt the merger agreement. According to the final vote tally of shares of Double-Take Software common stock, approximately 71% of the outstanding shares of Double-Take Software common stock as of June 18, 2010, the record date for the special meeting, were voted to approve the proposal to adopt the merger agreement. Under the terms of the merger agreement, the Company’s stockholders will receive $10.55 in cash for each share of Double-Take Software common stock they hold.
Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and discussed in the Definitive Proxy Statement on Schedule 14A filed by Double-Take Software with the Securities and Exchange Commission on June 21, 2010, Double-Take expects the merger contemplated by the merger agreement to close on July 23, 2010 and that Double-Take Software’s common stock will cease to trade on NASDAQ as of the close of business on July 23, 2010.
At the effective time of the merger, Double-Take will become a wholly-owned subsidiary of Vision Solutions.
About Double-Take Software, Inc.
Headquartered in Southborough, Massachusetts, Double-Take® Software is a leading provider of affordable software for recoverability, including continuous data replication, application availability and system state protection. Double-Take Software products and services enable customers to protect and recover business-critical data and applications such as Microsoft Exchange, SQL, and SharePoint in both physical and virtual environments. With its unparalleled partner programs, technical support, and professional services, Double-Take Software is the solution of choice for more than nineteen thousand customers worldwide, from SMEs to the Fortune 500. Information about Double-Take Software’s products and services can be found at www.doubletake.com.
About Vision Solutions, Inc.
Vision Solutions, Inc. is a leading provider of high availability, disaster recovery and system management solutions for IBM Power Systems®. Vision Solutions supports its worldwide customers in achieving their business goals through its leading-edge technologies and its global network of partners. A portfolio company of Thoma Bravo, LLC, Vision Solutions is headquartered in Irvine, California with offices worldwide. For more information, visit www.visionsolutions.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition; the ability of Vision Solutions and Double-Take to close the acquisition; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of Double-Take, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the Company by Vision, (ii) uncertainties as to the timing of the merger; (iii) the ability of the parties to satisfy closing conditions to the transaction; (iv) changes in economic, business, competitive, technological and/or regulatory factors; and (v) those risks identified and discussed by Double-Take in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Vision Solutions nor Double-Take undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Double-Take’s SEC periodic and interim reports, including but not limited to its Definitive Proxy Statement on Schedule 14A filed on June 21, 2010, Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and Current Reports on Form 8-K filed from time to time by Double-Take. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
CONTACT:
Double-Take Software, Inc.
S. Craig Huke
Chief Financial Officer
317-572-1857
investor@doubletake.com
or
Sapphire Investor Relations, LLC
Erica Mannion
Investor Relations
212-766-1800
investor@doubletake.com